 Exhibit 5.1

October 13, 2021

Petros Pharmaceuticals, Inc.
1185 Avenue of the Americas, 3rd Floor
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated October 13, 2021 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3 (Registration No. 333-252573), initially filed by the Company with the Commission on January 29, 2021, and declared effective on February 4, 2021 (the “Registration Statement”). The Prospectus Supplement relates to the proposed sale of 3,323,616 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

The Shares are being sold pursuant a securities purchase agreement, dated October 13, 2021, between the Company and each purchaser named therein (the “Securities Purchase Agreement”).

In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, each as amended and/or restated to date (“Company Charter Documents”); (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Prospectus Supplement, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement, including the prospectus, and all exhibits thereto; (iv) the Prospectus Supplement and the prospectus included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) dated October 13, 2021; (v) the Securities Purchase Agreement; and (vi) such other corporate records of the Company, as we have deemed necessary or appropriate for the purposes of the opinion hereafter expressed.

As to questions of fact material to the opinion expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that, at the time of the issuance of the Shares: (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization and (ii) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded.

Petros Pharmaceuticals, Inc.

October 13, 2021

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that upon payment and delivery in accordance with the Securities Purchase Agreement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP